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                                                                    EXHIBIT 10.6


                           PRODUCT PURCHASE AGREEMENT



         This Agreement by and between A. P. S., Inc., a Delaware corporation ("Supplier") and AUTOMOTIVE ONEPARTS STORES, INC., a Florida corporation ("Purchaser") is hereby made this 25th day of October, 1995.
         WHEREAS, Purchaser has from time to time requested credit from Supplier for Purchaser's purchase of automotive parts, accessories and supplies from Supplier and Supplier has advanced such credit and Supplier has arranged for loans from a subsidiary of Supplier to Purchaser for the purpose of Purchaser paying certain of Purchaser's existing obligations; and
         WHEREAS, Purchaser has agreed to execute this Product Purchase Agreement in exchange for such advances and loans.
         NOW, THEREFORE, the parties hereto agree as follows:
         1. Commencing the date hereof and continuing uninterrupted for the longer of five (5) years from the date hereof or the date upon which all sums due by Purchaser to Supplier or any subsidiary or affiliate of Supplier are pain in full, with respect to the business location(s) described on Exhibit "A" hereto and any other locations from time to time owned or operated by Purchaser, Purchaser hereby agrees to purchase merchandise from Supplier over any given four consecutive months billing period, net of all returns, an average of not less than seventy-five percent (75%) of Purchaser's "cost of goods" (the
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"Minimum Purchase Level") for automotive parts, accessories and supplies as set forth in the financial books and records of Purchaser prepared in accordance with generally accepted accounting principles ("GAAP") and in a format reasonably acceptable to Supplier. T he term "cost of goods", as used herein, shall include any and all rebates, discounts and other reductions that could, by use of GAAP, be charged against Purchaser's cost of goods. Purchaser hereby agrees to promptly provide Supplier with such financial information as Supplier may deem necessary or convenient to establish Purchaser's compliance with the terms of this Agreement.
         2. Supplier agrees, during the term of this Agreement, to sell Purchaser merchandise at the prices from time to time charged by Supplier in accordance with the terms of Supplier's Net Pricing Program.
         3. Supplier agrees, during the term of this Agreement, except as described below, to provide Purchaser with merchandise at a fill rate of at least ninety percent (90%) on merchandise historically sold by Purchaser, calculated in the manner Supplier calculates its percentage of fill for the Coal distribution center or such other distribution center or centers as may hereinafter service Purchaser. Upon Purchaser's written request, Supplier shall provide Purchaser with the percentage of fill results for the distribution center serving Purchaser. Should


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Supplier fail to meet the service level described in this Paragraph 3,
Purchaser shall not for the period during which the fill rate falls below ninety percent (90%) be required to maintain the Minimum Purchase Level. Should Supplier fail to provide Purchaser with a fill level averaging at least eighty percent (90%) during the first one hundred twenty (120) days of this Agreement or a fill level averaging at least ninety percent (90%) for any continuous one hundred twenty (120) day period after the initial one hundred twenty (120) days, Purchaser shall, provided Purchaser has paid in full all moneys owed Supplier or any subsidiary or affiliate thereof, including but not limited to Autoparts Finance Company, Inc. or any lender to whom Supplier has made any accommodation for the benefit of Purchaser in securing a loan or advance, and provided Purchaser has notified Supplier in writing of Supplier's failure to maintain the fill rate set forth herein not more than sixty (60) days after the fill level returns to the level required herein, have the option of terminating this Agreement upon providing supplier forty-five (45) days prior written notice.
         4. Purchaser hereby agrees to comply with the credit terms of Supplier as from time to time and at any time published. Purchaser acknowledges and agrees that Supplier shall have no obligation to sell Purchaser merchandise on credit if Purchaser fails to conform to Supplier's credit terms after notice of such


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failure and during which time Supplier shall sell Purchaser merchandise on a
COD basis, and Purchaser shall not, regardless of Purchaser's credit status, be relieved of its obligation to buy merchandise from Supplier at or greater than the Minimum Purchase Level.
         5. Should Purchaser fail to buy merchandise from Supplier according to the terms of Paragraph 1 hereof, Purchaser shall owe Supplier for the account billing periods during which Purchaser was below the Minimum Purchase Level, 10% of the difference between the amount of purchases which would have been made by Purchaser if Purchaser had purchased at the Minimum Purchase Level, and the amount actually purchased during the applicable period. However, the percentage of Purchaser's purchases shall be averaged over a period of one hundred twenty (120) days to ascertain compliance with the Minimum Purchase Level requirements set forth herein and Purchaser shall only be liable to make payment in the event that the average purchases for a twelve
(12) month period are less than the Minimum Purchase Level. In the event of such an occurrence, Purchaser shall remit the monetary difference with its next monthly payment. Provided, however, that Supplier hereby agrees to keep Purchaser' acquisition price for all merchandise sold to Purchaser for resale (taken in the aggregate) by Supplier, reasonably competitive in Purchaser's marketplace with what Purchaser could pay for like merchandise


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from other automotive warehouse distributors.  Should Purchaser believe that
Supplier has not kept Purchaser so reasonably competitive, Purchaser shall provide Supplier with all evidence it may have to support that assertion and if true, Supplier shall have ninety (90) days to remedy any failure by changing its selling prices to Purchaser going forward, otherwise, Purchaser may terminate this Agreement. Supplier and Purchaser each acknowledge and agree that the charges described herein provide a good faith estimate of the actual damages which may be reasonably anticipated from a breach of this Agreement, which actual damages may be extremely difficult and impractical to ascertain.
         6. Purchaser shall not, during the term of this Agreement, sell the assets or properties (real or personal) of its business in bulk or any substantial portion thereof, transfer any leasehold interest in and to the real property(ies) from which Purchaser's business is conducted or change or permit any change in any beneficial interest in the equity securities of Purchaser (collectively "Sale of Business") without first giving Supplier forty-five (45) days written notice of the specific details of the proposed



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transaction.  Supplier shall have the right to purchase the assets proposed to be sold or to assume any leasehold the assets proposed to be transferred or acquire such interest in the equity securities of Purchaser according to the same terms and conditions as set forth in the proposed transaction by sending a written acceptance notification to Purchaser at the address set forth herein to which notices are to be sent within thirty (30) days of Supplier's receipt of the details of the transaction. Any purchase of Purchaser's business by Supplier shall be consummated through the use of an Agreement of Sale with customary terms, conditions, representations and warranties, including those relating to non- competition by Purchaser and its principal stockholders. Should Supplier not agree to the purchase on Purchaser's terms, Purchaser may pursue the sale on substantially the terms offered to Supplier. Purchaser shall in any event provide Supplier with a copy of the definitive Agreement of Sale and exhibits promptly upon execution. Purchaser hereby acknowledges and agrees that Supplier may file with such public records as Supplier deems appropriate, a notice(s) identifying the rights granted Supplier in this Paragraph 6 and Purchaser hereby names Supplier Purchaser's attorney-in- fact solely for the purpose of recording such notice(s).
         Nothing herein shall affect the rights of any shareholder of Automotive One Parts Store, Inc. to transfer their stock to any of the other shareholders, nor shall it affect any rights of transfer associated with death or incapacity of a shareholder, or family members.


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         7.      In the event Supplier exercises any of the rights it has
herein for compensation or in respect of the transfer of the business assets, leasehold interest(s) or equity interests of Purchaser, in addition to all remedies at law and in equity which Supplier may have, Supplier shall have the right to enforce the terms of this Agreement by specific performance in a court of competent jurisdiction.
         8. The parties hereto shall be excused for failure to perform any part of this Agreement (but not for the payment of any sums of money due) to the extent that performance by such party is prevented directly or indirectly by an occurrence commonly known as force majeure, including, without limitation, delays arising out of acts of God, acts or orders of a government, agency or instrumentality thereof (whether of fact or law), acts of a public enemy, riots, embargoes, strikes or other concerted acts of workmen (whether of Supplier or other persons), casualties or accidents, deliveries or materials, transportation or shortage of cars, trucks, fuel, power, labor or materials delays beyond Supplier's control in receipt of materials from Supplier's suppliers, or any other causes, circumstances or contingencies within or without the United States of America, which are beyond such Party's control.
         9. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter


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hereto but for any and all other documents that relate to loans, advances, credit, security and other documents executed by Purchaser for the benefit of Supplier and any alteration or modification hereto must be in writing executed by the party to be bound.
         10. This Agreement and the rights and duties created hereby, shall be interpreted, construed and enforced, without regard to principles of conflicts of laws, according to the laws of the State of Florida and venue shall only be found in the state and Federal courts sitting within Orange County, Florida. Concurrently with the execution, delivery and performance of this Agreement by Purchaser does not violate any Federal, state or local law, ordinance, rule or decision.
         11. Any notice to be sent pursuant to the terms of this Agreement or by applicable law shall be deemed fulfilled by written notice, demand or request, mailed or personally served on the party entitled thereto or on its successors or assigns. If


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mailed, such notice, demand or request shall be made by certified or registered mail, return receipt requested, and deposited in any post office station or letter-box, enclosed in a postage prepaid envelope addressed to such party at its address set forth below, or to such other address as either party hereto shall direct by like written notice and shall be deemed to have been made on the day it is receipted for by the addressee. If personally served or commercially sent, the party giving such notice shall be deemed to have given such notice on the day that delivery by the courier to the party being noticed occurs. If faxed the party giving the notice shall be deemed to have given such notice when the transmission is verified. For the purposes herein, notices shall be sent to Seller and Buyer, as follows:

         If to Supplier, to:               A. P. S., Inc.
                                           15710 JFK Boulevard, Suite 700
                                           Houston, Texas 77032
                                           Attn:  Vice President &
                                           General Counsel
                                           Fax No.:  (713) 507-1342

         If to Purchaser, to:              Automotive One Parts Stores, Inc.
                                           701 West Church Street
                                           Orlando, Florida 32805
                                           Attn:  Robert H. Gentry, III
                                           Fax No.:  (407) 422-1041

         12. The invalidity of any provision of this Agreement shall not impair the validity of any other provision. If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, such provision shall be deemed severable and the Agreement may be enforced with such provisions severed or as modified by such court.
         13. Until executed by all parties, this is a draft and is neither an agreement between the parties nor an embodiment of any prior oral agreement. When and if this document is fully executed, it shall become the Agreement of the parties.
         14. This Agreement may not be transferred or assigned by Purchaser by operation of law or otherwise without having first


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received the prior written consent of Supplier.  Supplier may assign this
Agreement by operation of law or otherwise to any parent, subsidiary or affiliate of Supplier, provided that such assignee fully assumes and discharges all obligations of Supplier hereunder.
         IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

                                       PURCHASER:

ATTEST:                                AUTOMOTIVE ONE PARTS
                                       STORES, INC.

/s/                                    By:  /s/ Robert H. Gentry III
---------------------------------          -----------------------------------
                                       Name: Robert H. Gentry III
                                       As Its: President




                                       SUPPLIER:

ATTEST:                                A. P. S., INC.


/s/                                    By: /s/
---------------------------------          -----------------------------------
                                       Name:
                                            ----------------------------------
                                       As Its:
                                              --------------------------------



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                                    JOINDER


         The undersigned, being the sole stockholders of Automotive One Parts Stores, Inc. do, both jointly and severally, in their individual capacities, hereby join in the above Agreement as parties thereto for the limited purpose of agreeing to be bound by the Agreement's terms and conditions as set forth in
Section 6 or as otherwise relate to the stockholders or owners of any equity securities of Automotive One Parts Stores, Inc., but not as guarantors of Automotive One Parts Stores, Inc.'s otherwise performance of such Agreement.


WITNESS:

/s/                                          /s/  Robert H. Gentry, III
------------------------------------         ----------------------------------
                                             Robert H. Gentry, III
                                             In His Individual Capacity

WITNESS:

/s/                                          /s/ Janice Sue Gentry
------------------------------------         ----------------------------------
                                             Janice Sue Gentry
                                             In Her Individual Capacity



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